NEWS RELEASE

NETGEAR® REPORTS SECOND QUARTER 2015 RESULTS

•	Second quarter 2015 net revenue of $288.8 million, as compared to $337.6 million in the comparable prior year quarter, decrease of 14.5%.

•	Second quarter 2015 GAAP net income of $3.7 million, as compared to $14.7 million in the comparable prior year quarter.

◦	Second quarter 2015 non-GAAP net income of $9.9 million, as compared to $21.4 million in the comparable prior year quarter.

•	Second quarter 2015 GAAP net income per diluted share of $0.11, as compared to $0.40 in the comparable prior year quarter.

◦	Second quarter 2015 non-GAAP net income per diluted share of $0.29, as compared to $0.58 in the comparable prior year quarter.

•
Company expects third quarter 2015 net revenue to be in the range of $315 million to $330 million, with non-GAAP operating margin in the range of 8.5% to 9.5%. Additionally the Company expects non-GAAP tax expense to be in the range of $11 million to $13 million, an implied effective tax rate of approximately 41%.

•	Board authorizes incremental repurchase of up to 3,000,000 shares.

SAN JOSE, California - July 23, 2015 - NETGEAR, Inc. (NASDAQ: NTGR), a global networking company that delivers innovative products to consumers, businesses and service providers, today reported financial results for the second quarter ended June 28, 2015.

Net revenue for the second quarter ended June 28, 2015 was $288.8 million, as compared to $337.6 million in the second quarter ended June 29, 2014, and $309.2 million in the first quarter ended March 29, 2015. Net income, computed in accordance with GAAP, for the second quarter of 2015 was $3.7 million, or $0.11 net income per diluted share. This compared to GAAP net income of $14.7 million, or $0.40 net income per diluted share, in the second quarter of 2014, and GAAP net income of $8.0 million, or $0.23 net income per diluted share, in the first quarter of 2015. Non-GAAP net income was $0.29 per diluted share in the second quarter of 2015, as compared to non-GAAP net income of $0.58 per diluted share in the second quarter of 2014 and $0.46 per diluted share in the first quarter of 2015.

Operating margin, computed in accordance with GAAP, for the second quarter of 2015 was 3.9%, as compared to 7.3% in the year ago comparable quarter, and 5.7% in the first quarter of 2015. Non-GAAP operating margin was 7.1% in the second quarter of 2015, as compared to 10.1% in the second quarter of 2014 and 9.2% in the first quarter of 2015.

The differences between GAAP and non-GAAP financial measures include adjustments, net of any tax effect, for amortization of intangibles, stock-based compensation expense, restructuring and other charges, acquisition-related expense, losses on inventory commitments due to restructuring and litigation reserves, net. The accompanying schedules provide a reconciliation of financial measures computed on a GAAP basis to financial measures computed on a non-GAAP basis.

Patrick Lo, Chairman and Chief Executive Officer of NETGEAR, commented, “Our financial results for the second quarter of 2015 show meaningful sequential growth in the Retail Business Unit, despite what is typically a seasonally down quarter. In particular, RBU’s performance during the quarter was driven by our Arlo smart home security camera and our premium line of Nighthawk routers and gateways. The growth we are seeing in these two product lines has surpassed our expectations, and forms the cornerstone of our retail business going forward. This is the beginning of the age of the connected smart home, one in which we believe we will play a central role. We feel that the growth of

WiFi connected devices in the home will be exponential over the next five to ten years, and we are committed to being a market leader in this space.”

Mr. Lo added, “During the quarter we also continued to manage through the previously announced restructuring of the Service Provider Business Unit, which is substantially close to completion. Meanwhile, the strengthening U.S. dollar has continued to challenge EMEA results, particularly for the Commercial Business Unit.”

Christine Gorjanc, Chief Financial Officer of NETGEAR, added, "During the second quarter of 2015, we continued to leverage the strength of our balance sheet and cash position by repurchasing approximately 2.5 million shares of NETGEAR common stock for $76.2 million, at an average price of $30.90 per share. Since the start of our recent repurchase activity in Q4 2013, we have repurchased approximately 7.6 million shares, or approximately 19% of the fully diluted share count at the beginning of that period. We continue to believe that stock repurchases are an effective way of returning capital to shareholders, and plan to be opportunistic buyers of our stock in the coming quarters.”

Additionally, the Company announced that its Board of Directors has authorized a program to repurchase up to 3,000,000 shares of the Company’s common stock, or approximately 9.3% of the outstanding shares at the end of the second quarter. This is incremental to the approximately 266,000 shares that remained under the Company’s previous share repurchase program at the end of the second quarter. The stock repurchase authorization does not have an expiration date and the pace of repurchase activity will depend on factors such as levels of cash generation from operations, cash requirements for acquisitions, current stock price, and other factors. Under the program, NETGEAR may repurchase shares from time to time on the open market. The company will finance the repurchase program with available cash on hand. The stock repurchase program may be modified or discontinued at any time.

Mr. Lo continued, "Looking forward, we expect third quarter net revenue to be in the range of $315 million to $330 million, driven by typical back-to-school seasonality and the success of our latest products. Non-GAAP operating margin is expected to be in the range of 8.5% to 9.5%. Our non-GAAP tax expense is expected to be approximately $11 million to $13 million, which implies an effective tax rate of 41% for the third quarter of 2015.”

Investor Conference Call / Webcast Details
NETGEAR will review the second quarter results and discuss management's expectations for the third quarter of 2015 today, Thursday, July 23, 2015 at 5 p.m. ET (2 p.m. PT). The dial-in number for the live audio call is (201) 689-8471. A live webcast of the conference call will be available on NETGEAR's website at http://investor.netgear.com. A replay of the call will be available 2 hours following the call through midnight ET (9 p.m. PT) on Thursday, July 30, 2015 by telephone at (858) 384-5517 and via the web at http://investor.netgear.com. The account number to access the phone replay is 13614402.

About NETGEAR, Inc.
NETGEAR (NASDAQ: NTGR) is a global networking company that delivers innovative products to consumers, businesses and service providers. The Company's products are built on a variety of proven technologies such as wireless, Ethernet and powerline, with a focus on reliability and ease-of-use. The product line consists of wired and wireless devices that enable networking, broadband access and network connectivity. These products are available in multiple configurations to address the needs of the end-users in each geographic region in which the Company's products are sold. NETGEAR products are sold in approximately 39,000 retail locations around the globe, and through approximately 31,000 value-added resellers. The company's headquarters are in San Jose, Calif., with additional offices in approximately 25 countries. More information is available at http://investor.netgear.com or by calling (408) 907-8000. Connect with NETGEAR at http://twitter.com/NETGEAR and http://www.facebook.com/NETGEAR.

© 2015 NETGEAR, Inc. NETGEAR and the NETGEAR logo are trademarks or registered trademarks of NETGEAR, Inc. and its affiliates in the United States and/or other countries. Other brand and product names are trademarks or registered trademarks of their respective holders. The information contained herein is subject to change without notice. NETGEAR shall not be liable for technical or editorial errors or omissions contained herein. All rights reserved.

Contact:
NETGEAR Investor Relations
Christopher Genualdi
netgearIR@netgear.com
(408) 890-3520

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 for NETGEAR, Inc.:
This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. The words “anticipate,” “expect,” “believe,” “will,” “may,” “should,” “estimate,” “project,” “outlook,” “forecast” or other similar words are used to identify such forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. The forward-looking statements represent NETGEAR, Inc.’s expectations or beliefs concerning future events based on information available at the time such statements were made and include statements regarding: expected net revenue and non-GAAP operating margin; expectations regarding the timing, distribution, sales momentum and market acceptance of recent and anticipated new product introductions that position the Company for growth; expectations regarding the timing and impact of restructuring activities; expectations regarding seasonal changes in the Company’s business unit performance; and expectations regarding repurchases of the Company’s common stock. These statements are based on management's current expectations and are subject to certain risks and uncertainties, including the following: future demand for the Company's products may be lower than anticipated; consumers may choose not to adopt the Company's new product offerings or adopt competing products; product performance may be adversely affected by real world operating conditions; the Company may be unsuccessful or experience delays in manufacturing and distributing its new and existing products; telecommunications service providers may choose to slow their deployment of the Company's products or utilize competing products; the Company may be unable to collect receivables as they become due; the Company may fail to manage costs, including the cost of developing new products and manufacturing and distribution of its existing offerings; the Company may fail to successfully continue to effect operating expense savings; changes in the level of NETGEAR's cash resources and the Company's planned usage of such resources, including potential repurchases of the Company’s common stock; changes in the Company's stock price and developments in the business that could increase the Company's cash needs; fluctuations in foreign exchange rates; and the actions and financial health of the Company's customers. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. Further information on potential risk factors that could affect NETGEAR and its business are detailed in the Company's periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled “Part II - Item 1A. Risk Factors,” pages 39 through 59, in the Company's quarterly report on Form 10-Q for the fiscal quarter ended March 29, 2015, filed with the Securities and Exchange Commission on May 1, 2015.  NETGEAR undertakes no obligation to release publicly any revisions to any forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Use of Non-GAAP Financial Information:
To supplement our consolidated financial statements presented on a GAAP basis, NETGEAR uses non-GAAP financial measures, which are adjusted to exclude certain expenses and tax adjustments, where applicable. We believe non-GAAP financial measures are appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our current period GAAP results are made with the intent of providing both management and investors a more complete understanding of NETGEAR's underlying operational results and trends and our marketplace performance. For example, the non-GAAP results are an indication of our baseline performance before charges that are considered by management to be outside of our core operating results. In addition, these adjusted non-GAAP results are among the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial measures prepared in accordance with generally accepted accounting principles in the United States.

-Financial Tables Attached-

NETGEAR, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	June 28, 2015	December 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$136,755	$141,234
Short-term investments	76,160	115,895
Accounts receivable, net	246,493	275,689
Inventories	188,668	222,883
Deferred income taxes	26,476	29,039
Prepaid expenses and other current assets	39,133	38,225
Total current assets	713,685	822,965
Property and equipment, net	25,591	29,694
Intangibles, net	57,434	66,230
Goodwill	81,721	81,721
Other non-current assets	48,352	48,077
Total assets	$926,783	$1,048,687

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$71,217	$106,357
Accrued employee compensation	18,588	21,588
Other accrued liabilities	123,847	143,742
Deferred revenue	28,412	30,023
Income taxes payable	—	2,406
Total current liabilities	242,064	304,116
Non-current income taxes payable	15,551	15,252
Other non-current liabilities	9,280	7,754
Total liabilities	266,895	327,122
Stockholders' equity:
Common stock	32	35
Additional paid-in capital	467,730	454,144
Accumulated other comprehensive income (loss)	(57)	38
Retained earnings	192,183	267,348
Total stockholders' equity	659,888	721,565
Total liabilities and stockholders' equity	$926,783	$1,048,687

NETGEAR, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share and percentage data)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 28, 2015	March 29, 2015	June 29, 2014	June 28, 2015	June 29, 2014

Net revenue	$288,782	$309,157	$337,604	$597,939	$686,995
Cost of revenue	211,126	220,877	240,418	432,003	491,884
Gross profit	77,656	88,280	97,186	165,936	195,111
Gross margin	26.9%	28.6%	28.8%	27.8%	28.4%
Operating expenses:
Research and development	21,102	20,452	22,476	41,554	44,657
Sales and marketing	34,013	37,602	38,179	71,615	78,090
General and administrative	10,366	11,023	11,894	21,389	23,269
Restructuring and other charges	974	4,394	(12)	5,368	830
Litigation reserves, net	—	(2,690)	68	(2,690)	185
Total operating expenses	66,455	70,781	72,605	137,236	147,031
Income from operations	11,201	17,499	24,581	28,700	48,080
Operating margin	3.9%	5.7%	7.3%	4.8%	7.0%
Interest income	67	52	49	119	106
Other income (expense), net	(343)	475	(227)	132	(335)
Income before income taxes	10,925	18,026	24,403	28,951	47,851
Provision for income taxes	7,258	10,015	9,698	17,273	18,735
Net income	$3,667	$8,011	$14,705	$11,678	$29,116

Net income per share:
Basic	$0.11	$0.23	$0.41	$0.34	$0.80
Diluted	$0.11	$0.23	$0.40	$0.34	$0.79

Weighted average shares used to compute net income per share:
Basic	33,792	34,678	36,139	34,227	36,381
Diluted	34,308	35,285	36,808	34,790	37,052

NETGEAR, INC.
RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES
(In thousands, except percentage data)
(Unaudited)

STATEMENT OF OPERATIONS DATA:

	Three Months Ended			Six Months Ended
	June 28, 2015	March 29, 2015	June 29, 2014	June 28, 2015	June 29, 2014

GAAP gross profit	$77,656	$88,280	$97,186	$165,936	$195,111
Amortization of intangibles	2,506	2,590	2,619	5,096	5,238
Stock-based compensation expense	336	496	489	832	960
Losses on inventory commitments due to restructuring	—	407	—	407	—
Non-GAAP gross profit	$80,498	$91,773	$100,294	$172,271	$201,309
Non-GAAP gross margin	27.9%	29.7%	29.7%	28.8%	29.3%

GAAP research and development	$21,102	$20,452	$22,476	$41,554	$44,657
Stock-based compensation expense	(773)	(845)	(1,227)	(1,618)	(2,623)
Non-GAAP research and development	$20,329	$19,607	$21,249	$39,936	$42,034

GAAP sales and marketing	$34,013	$37,602	$38,179	$71,615	$78,090
Amortization of intangibles	(1,737)	(1,806)	(1,772)	(3,543)	(3,543)
Stock-based compensation expense	(1,272)	(1,393)	(1,401)	(2,665)	(3,350)
Non-GAAP sales and marketing	$31,004	$34,403	$35,006	$65,407	$71,197

GAAP general and administrative	$10,366	$11,023	$11,894	$21,389	$23,269
Stock-based compensation expense	(1,677)	(1,614)	(1,817)	(3,291)	(3,131)
Acquisition related expense	—	—	—	—	(8)
Non-GAAP general and administrative	$8,689	$9,409	$10,077	$18,098	$20,130

GAAP total operating expenses	$66,455	$70,781	$72,605	$137,236	$147,031
Amortization of intangibles	(1,737)	(1,806)	(1,772)	(3,543)	(3,543)
Stock-based compensation expense	(3,722)	(3,852)	(4,445)	(7,574)	(9,104)
Restructuring and other charges	(974)	(4,394)	12	(5,368)	(830)
Acquisition related expense	—	—	—	—	(8)
Litigation reserves, net	—	2,690	(68)	2,690	(185)
Non-GAAP total operating expenses	$60,022	$63,419	$66,332	$123,441	$133,361

NETGEAR, INC.
RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES (CONTINUED)
(In thousands, except percentage data)
(Unaudited)

STATEMENT OF OPERATIONS DATA (CONTINUED):

	Three Months Ended			Six Months Ended
	June 28, 2015	March 29, 2015	June 29, 2014	June 28, 2015	June 29, 2014

GAAP operating income	$11,201	$17,499	$24,581	$28,700	$48,080
Amortization of intangibles	4,243	4,396	4,391	8,639	8,781
Stock-based compensation expense	4,058	4,348	4,934	8,406	10,064
Restructuring and other charges	974	4,394	(12)	5,368	830
Acquisition-related expense	—	—	—	—	8
Losses on inventory commitments due to restructuring	—	407	—	407	—
Litigation reserves, net	—	(2,690)	68	(2,690)	185
Non-GAAP operating income	$20,476	$28,354	$33,962	$48,830	$67,948
Non-GAAP operating margin	7.1%	9.2%	10.1%	8.2%	9.9%

GAAP net income	$3,667	$8,011	$14,705	$11,678	$29,116
Amortization of intangibles	4,243	4,396	4,391	8,639	8,781
Stock-based compensation expense	4,058	4,348	4,934	8,406	10,064
Restructuring and other charges	974	4,394	(12)	5,368	830
Acquisition-related expense	—	—	—	—	8
Losses on inventory commitments due to restructuring	—	407	—	407	—
Litigation reserves, net	—	(2,690)	68	(2,690)	185
Tax effect and tax related adjustments	(3,028)	(2,571)	(2,645)	(5,599)	(5,549)
Non-GAAP net income	$9,914	$16,295	$21,441	$26,209	$43,435

NETGEAR, INC.
RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES (CONTINUED)
(In thousands, except per share data)
(Unaudited)

STATEMENT OF OPERATIONS DATA (CONTINUED):

	Three Months Ended			Six Months Ended
	June 28, 2015	March 29, 2015	June 29, 2014	June 28, 2015	June 29, 2014

NET INCOME PER DILUTED SHARE:
GAAP net income per diluted share	$0.11	$0.23	$0.40	$0.34	$0.79
Amortization of intangibles	0.12	0.12	0.12	0.25	0.24
Stock-based compensation expense	0.12	0.12	0.13	0.24	0.27
Restructuring and other charges	0.03	0.12	0.00	0.15	0.02
Acquisition-related expense	—	—	—	—	0.00
Losses on inventory commitments due to restructuring	—	0.01	—	0.01	—
Litigation reserves, net	—	(0.08)	0.00	(0.08)	0.00
Tax effect and tax related adjustments	(0.09)	(0.06)	(0.07)	(0.16)	(0.15)
Non-GAAP net income per diluted share	$0.29	$0.46	$0.58	$0.75	$1.17

SUPPLEMENTAL FINANCIAL INFORMATION
(In thousands, except per share data, DSO, inventory turns, weeks of channel inventory, headcount and percentage data)
(Unaudited)

	Three Months Ended
	June 28, 2015	March 29, 2015	December 31, 2014	September 28, 2014	June 29, 2014

Cash, cash equivalents and short-term investments	$212,915	$247,405	$257,129	$242,648	$242,729
Cash, cash equivalents and short-term investments per diluted share	$6.21	$7.01	$7.40	$6.69	$6.59

Accounts receivable, net	$246,493	$254,745	$275,689	$278,568	$282,900
Days sales outstanding (DSO)	78	73	73	72	76

Inventories	$188,668	$200,948	$222,883	$206,494	$194,533
Ending inventory turns	4.5	4.4	4.5	4.9	4.9

Weeks of channel inventory:
U.S. retail channel	7.0	7.7	7.8	7.7	10.5
U.S. distribution channel	10.1	11.5	12.0	10.6	12.0
EMEA distribution channel	4.8	4.4	5.4	4.4	4.0
APAC distribution channel	7.1	7.4	7.2	6.8	9.0

Deferred revenue (current and non-current)	$31,116	$25,802	$31,621	$35,654	$35,229

Headcount	967	979	1,038	1,047	1,033
Non-GAAP diluted shares	34,308	35,285	35,348	36,250	36,808

NET REVENUE BY GEOGRAPHY

	Three Months Ended						Six Months Ended
	June 28, 2015		March 29, 2015		June 29, 2014		June 28, 2015		June 29, 2014
Americas	$172,459	59%	$173,786	56%	$187,534	55%	$346,245	58%	$382,313	56%
EMEA	67,993	24%	89,109	29%	100,436	30%	157,102	26%	207,229	30%
APAC	48,330	17%	46,262	15%	49,634	15%	94,592	16%	97,453	14%
Total	$288,782	100%	$309,157	100%	$337,604	100%	$597,939	100%	$686,995	100%

NET REVENUE BY SEGMENT

	Three Months Ended						Six Months Ended
	June 28, 2015		March 29, 2015		June 29, 2014		June 28, 2015		June 29, 2014
Retail	$131,809	45%	$120,957	39%	$110,663	33%	$252,766	42%	$228,895	34%
Commercial	63,017	22%	72,731	24%	75,447	22%	135,748	23%	154,310	22%
Service Provider	93,956	33%	115,469	37%	151,494	45%	209,425	35%	303,790	44%
Total	$288,782	100%	$309,157	100%	$337,604	100%	$597,939	100%	$686,995	100%